CARCO/DCMOT Auto Loan Master Trust: Reconciliation of Cash Flows
Collection Period: July 1, 2004 through July 30 2004
Accrual Period: Jul 15, 2004 through Aug 15, 2004
Distribution Date: August 16, 2004	Cash Flows Page 1 of 2

	Trust		Series	DCMOT	DCMOT	DCMOT	DCMOT
	Totals		2001-A	2002-A	2002-B	2003-A	2004-A	Other
AMOUNTS AVAILABLE FOR DISBURSEMENT
Interest Collections from Seller	46,790,318.88	*	7,266,073.41	14,372,452.90	7,186,226.45	10,779,339.67	7,186,226.45	0.00
Principal Collections from Seller	0.00	*	0.00	0.00	0.00	0.00	0.00
Investment Income on Accounts	13,468.23		8,217.44	1,909.38	954.69	1,432.03	954.69
Balances in Principal Funding Accounts	0.00		0.00	0.00	0.00	0.00	0.00
Balances in Reserve Fund Accounts	3,500,000.00		3,500,000.00	0.00	0.00	0.00	0.00
Balances in Excess Funding Accounts	0.00		0.00	0.00	0.00	0.00	0.00
Balance in Yield Supplement Accounts	4,000,000.00		4,000,000.00	0.00	0.00	0.00	0.00
Other Adjustments	0.00		0.00	0.00	0.00	0.00	0.00	0.00

Total Available	54,303,787.11		14,774,290.85	14,374,362.28	7,187,181.14	10,780,771.71	7,187,181.14	0.00

AMOUNTS DISBURSED
Pass-through Interest to Series Note/Certificateholders	8,257,777.78		1,284,444.44	2,560,000.00	1,257,777.78	1,906,666.67	1,248,888.89
Principal Due to Note/Certificateholders	0.00		0.00	0.00	0.00	0.00	0.00
Principal to Funding Account	0.00		0.00	0.00	0.00	0.00	0.00
Move Funds to the Reserve Fund Accounts	3,500,000.00		3,500,000.00	0.00	0.00	0.00	0.00
Move Funds to the Excess Funding Accounts	0.00		0.00	0.00	0.00	0.00	0.00
Move Funds to the Yield Supplement Accounts	4,000,000.00		4,000,000.00	0.00	0.00	0.00	0.00
Yield Supplement & Reserve Account to Seller	0.00	*	0.00	0.00	0.00	0.00	0.00
Service Fees to Seller	5,869,963.37	*	833,333.33	1,831,501.83	915,750.92	1,373,626.37	915,750.92
Defaulted Amounts to Seller	0.00	*	0.00	0.00	0.00	0.00	0.00
Excess Collections to Seller	32,676,045.96	*	5,156,513.07	9,982,860.45	5,013,652.44	7,500,478.66	5,022,541.33	0.00
Excess Funding Account Balance to Seller	0.00	*	0.00	0.00	0.00	0.00	0.00

Total Disbursements	54,303,787.11		14,774,290.85	14,374,362.28	7,187,181.14	10,780,771.71	7,187,181.14	0.00

Proof	0.00		0.00	0.00	0.00	0.00	0.00	0.00

TO:

* Funds Transfer to/(from) Bank of New York:
                                           1,244,309.55

INSTRUCTIONS TO BANK OF NEW YORK	Cash Flows Page 2 of 2

1.	Receive funds from:
	Chrysler	$1,244,309.55
	Investment Income	13,468.23
	Collection Account	7,000,000.00	*
	Reserve & Yield Accounts	0.00
	Balance in Excess Funding Account	0.00
		$8,257,777.78
2.	Distribute funds to:
	Series Note/Certificate Holders	$8,257,777.78
	Chrysler	0.00
	Trust Deposit Accounts	0.00
		$8,257,777.78
3.	Verify account balances in Collection, Funding, Reserve & Yield Supplement Accounts.